Exhibit 10.3

APM - ECKHARDT FUTURES FUND, L.P.

A Delaware Limited Partnership

Limited Partnership Interests

SELLING AGENCY AGREEMENT

Dated as of ______________, 2009

___________________________
___________________________
___________________________
___________________________

Ladies and Gentlemen:

APM - Eckhardt Futures Fund, L.P.  (the “Fund”), a Delaware limited partnership, is offering its Class A, Class B and Institutional class of limited partnership interests (the “Interests) to qualified investors.  The offering of Interests (the “Offering”) is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder and is being conducted pursuant to the terms of the Private Placement Memorandum dated June 3, 2009 supplied to you by the Fund (references to which shall be deemed to include any and all supplements and amendments thereto and all financial statements, if any, and exhibits that are included therein, referred to collectively herein as the “Memorandum”).  All capitalized terms used herein, unless otherwise indicated, shall have the meanings attributed to them in the Memorandum.  Altegris Portfolio Management, Inc., d/b/a APM Funds, (the “General Partner”) is the Fund’s general partner.

Section 1.                                Appointment of Selling Agent and Terms of Offering.

1.1           Appointment of Selling Agent.  __________________ (“you” or “Selling Agent”) is hereby appointed a selling agent to sell the Interests of the Fund on a non-exclusive basis for the purpose of finding acceptable investors in the Fund.  Subject to the performance by the Fund of its obligations and to the completeness and accuracy of the representations and warranties set forth herein, you hereby accept such appointment and agree, upon the terms and conditions set forth in this Agreement, to use your best efforts during the term of this Agreement to find suitable subscribers for the Interests, provided that the Fund and the General Partner acknowledge that you as the Selling Agent (i) do not provide any representation or warranty that you will be able to raise any funds, and (ii) have no liability hereunder for failure to raise funds, notwithstanding anything else set forth herein (other than as specifically set forth herein).  You will only solicit the investors that you believe are suitable for the Fund (each, a “Suitable Investor”).  Suitable Investors found and referred to the Fund by you that are approved

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by the Fund and that subscribe for Interests and become limited partners of the Fund during the term of this Agreement are referred to herein as “Selling Agent Investors.”  The Fund is not obligated to accept the subscription of any Suitable Investor and may reject any Suitable Investor in its sole and absolute discretion.  Nothing contained herein shall limit or waive the right of the Fund to require withdrawal or redemption of a Selling Agent Investor from the Fund.  You agree that you will not appoint any selling agents to perform under this Agreement without the express written consent of the Fund.

1.2    Solicitation of Subscriptions and Performance of Investor Relations Services.  You hereby agree to solicit, as an independent contractor and not as an agent of the Fund, Suitable Investors in accordance with the terms of the Memorandum and this Agreement, provided that you reserve the right not to submit any potential investors to the Fund.  You agree to assist the Fund in making presentations to Suitable Investors and Selling Agent Investors. Once a Suitable Investor becomes a Selling Agent Investor, and for as long as it remains a limited partner, you further agree to provide to the Fund such investor relations services as the Fund may from time to time reasonably request, including, but not limited to, the following (such services, the “Investor Relations Services”):

1.2.1    promptly deliver any and all oral or written instructions received  directly received from Selling Agent Investors, to the Fund.

1.2.2            reporting to Selling Agent Investors the Fund’s net asset value per Interest;

1.2.3            responding on the Fund’s behalf to Selling Agent Investors’ questions relating to account statements, annual reports and K-1’s furnished by the Fund;

1.2.4.    assisting the Fund in processing redemption requests from Selling Agent Investors; and

1.2.5.    performing such additional investor services as may for time to time arise with Selling Agent Investors.

Your obligation to provide the ongoing Investor Relations Services described herein shall (i) during the term of this Agreement extend only to Suitable Investors and Selling Agent Investors solicited by you pursuant to this Agreement (and not to any other persons) and (ii) upon termination of this Agreement, shall continue only with respect to Selling Agent Investors for so long as any of them remain limited partners of the Fund.

1.3.    Subscriptions.

1.3.1.    Solicitation Procedures.  You or a person acting on your behalf shall furnish to each offeree, concurrently with making an offer to such offeree (and its purchaser representative, if such a representative has been selected), a numbered copy of the Memorandum, and shall maintain adequate records of each person to whom a Memorandum has been delivered.  At the end of each calendar month, you will send a

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report to the General Partner, which will include such information as the Suitable Investors’ names, Memorandum numbers and states to which the Memorandum was delivered. Each person desiring to purchase an Interest in the Offering shall be required to execute and deliver to the Fund a completed and executed subscription document, and pay the full amount of the subscription in accordance with the instructions in the subscription documents.  You shall transmit a copy of each Selling Agent Investor’s (or Suitable Investor’s, as appropriate) original subscription document received by you to the Fund at the address listed in the subscription documents as soon as received.

1.3.2.    Acceptance Standards and Procedures.  The Fund will not consider any proposed subscription by a Suitable Investor or a Selling Agent Investor (as appropriate) until its or his subscription documents have been completed, signed and delivered.  After receipt of the subscription documents, the Fund will determine whether it wishes to accept the offered subscription.  The date on which an investor is accepted in to the Fund as a limited partner being the “Investment Date.”  Subscriptions for Interests will be accepted only from subscribers that meet the investor suitability standards set forth in the Memorandum.  The minimum initial required purchase by any subscriber shall be $25,000 for Class A Interests and Class B, and $1,500,000 for Institutional Interests unless the Suitable Investor otherwise meets the criteria set forth in the Memorandum, plus any applicable selling commission. If there is a conflict regarding a Suitable Investor due to a prior solicitation by another selling agent, the General Partner shall promptly notify the Selling Agent and use reasonable business efforts to reconcile the conflict. The General Partner shall determine in its sole but reasonable discretion whether the Selling Agent’s efforts resulted in the investment into the Fund being made and therefore whether a prospective or existing limited partner is a Selling Agent Investor pursuant to this Agreement, or is attributable to a selling agent other than the Selling Agent.

1.3.3.    Rejection.  Any subscription may be rejected in whole or in part by the Fund, provided that the Fund must notify the Selling Agent of its rejection of any subscription within five (5) days of receipt of completed subscription documents.  Should the Fund determine to reject a subscription, the Fund will promptly return the subscription documents and the funds previously received from the person whose subscription was rejected directly to the prospective purchaser.

1.4.   Due Diligence.  You agree to conduct your own investigation and not to recommend any prospective investors to the Fund unless you determine that all material facts upon which each Suitable Investor or Selling Agent Investor (as appropriate) might rely in making his or its investment decision have been accurately and adequately disclosed in the Memorandum to the extent you deem necessary and that each Suitable Investor meets the suitability requirements set forth in the Memorandum. You further acknowledge receipt of the Memorandum and will use the Memorandum and other documents provided to you by the Fund only for solicitation purposes in soliciting investors in the Fund.  You have read the Memorandum and will not make any representations not set forth in the Memorandum, or other materials regarding the Fund that are approved by the General Partner for your use in soliciting Suitable Investors or Selling Agent Investors (as appropriate).  You will return any undistributed copies of the

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Memorandum to the Fund at the end of the term of this Agreement or as sooner requested by the Fund.  This Section 1.4 does not relieve the Fund of its independent obligation to ascertain the suitability of Selling Agent Investors.  You will not alter any Fund documents without our consent and will not prepare any other materials concerning the Fund without first sending them to us for our review and approval.

1.5.    Compensation to the Selling Agent.

1.5.1.    Fees and Expenses.  In full compensation for your services described herein, with respect to each Selling Agent Investor introduced and procured by your efforts hereunder, the Fund and/or the General Partner, as applicable, shall pay you the fees as set forth in Exhibit A (the “Fees”) attached hereto.  The Fund will pay all costs and expenses of the Fund relating to counsel, accountants for the Fund and the costs of preparing the Memorandum.  You shall not be responsible for any expense of the Fund or others for any charges or claims related to the Offering, but you shall be responsible for all expenses incurred by you in connection with your performance of your duties under this Agreement and neither the Fund nor the General Partner shall have an obligation to reimburse you for any such expenses.

1.5.2.    Payment of the Fees.  Payment of the Fees to you is subject to the following conditions:

(a)            Amounts will be payable to you only with respect to Interests owned by Selling Agent Investors.

(b)           The General Partner shall determine in its sole but reasonable discretion whether your efforts resulted in the investment into the Fund being made and therefore whether a limited partner is a Selling Agent Investor.

(c)            No selling commissions will be paid from the proceeds of sales of Interests and no Fees or any other payments shall be due to you for introductions or purchases other than those specifically described herein.  You agree that with respect to the services you will perform for the Fund hereunder you shall have no right to seek and will not seek payment of any fee (including, but not limited to, consulting, management, incentive or advisory) from any person or entity other than the Fund or the General Partner.

(d)    If any registered representative of the Selling Agent becomes employed by another appropriately registered firm (the “Transferee Firm”), and the Selling Agent Investors introduced to the Fund by the registered representative  (“Registered Representative Investors”) become clients of the Transferee Firm, the Selling Agent assigns, without the need for further documentation, its right to receive the Fees attributable to Registered Representative Investors to the Transferee Firm.

Section 2.	Representations and Warranties of the Fund and the General Partner.

(a)           The Fund and/or the General Partner, as applicable, represent and warrant to you, as specifically set out below, the following:

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2.1.           Power and Authority of the Fund.  The Fund has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with full power and authority to conduct business as described in the Memorandum.  The Fund has, and on each Investment Date will have, full power and authority to conduct its business as described in the Memorandum. The Fund is, and at each Investment Date will be, duly licensed or qualified to do business and in good standing in the state of its formation.  Except as disclosed in the Memorandum, the Fund has, and on each Investment Date will have: (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Memorandum the absence of which would have a material adverse effect on the business, prospects or financial condition of the Fund; (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business; and (iii) performed all of its material obligations required to be performed by it, and is not, and on each Investment Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note, agreement, lease contract, loan agreement, lease, contract or other agreement or instrument (collectively, a “Contract or Other Agreement”) to which it is a party or by which its property is bound or affected.

2.1.1.    Validity of Issuance of Securities.  The outstanding Interests have been, and the Interests to be issued and sold by the Fund pursuant to the Offering, upon such issuance will be, when paid for as provided herein and in the Memorandum, duly authorized, validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar rights.  The description of the Interests in the Memorandum is, and on each Investment Date will be, complete and accurate in all material respects. Subscribers for the Interests shall have no liability in excess of their respective capital contributions other than as required or permitted by applicable law.

2.1.2.    Adequacy of the Memorandum.  The Fund has or will have prepared and delivered to you the Memorandum.  The Memorandum and any other written materials provided to the Selling Agent by the Fund or the General Partner do not, to the best of the General Partner’s knowledge, and on any Investment Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  There are no material Contracts or Other agreements to which the Fund is a party which have not been described in the Memorandum.  All such Contracts or Other Agreements to which the Fund is a party have been duly authorized, executed and delivered by the Fund, constitute valid and binding agreements of the Fund and are enforceable against the Fund in accordance with the terms thereof.

2.2.   Power and Authority of General Partner.  The General Partner has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with full power and authority to conduct business and enter into this Agreement.  The General Partner has obtained and filed any necessary consent, approval, authorization or order necessary, under any “Laws,” which is required for the performance of the General Partner’s obligations or business in relation to this Agreement other than with respect to the consents, approvals, authorizations or orders the

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absence of which would not cause a material adverse effect on the business, prospects or financial condition of the General Partner.  All such required consents, authorizations, approvals or orders shall, to the extent necessary, remain in full force and effect during the term of this Agreement.  “Laws” when used as a defined term in this Agreement shall mean all statutes, laws, rules, regulations, requirements, ordinances, injunctions, writs, decrees and court orders of any governmental authority, including but not limited to any U.S. federal or state law related to securities or investment advice, or fraudulent or felonious conduct, or any rule or regulation promulgated pursuant to such Laws.

2.3.   Due Authorization and Enforceability of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund and the General Partner and constitutes the valid, binding and enforceable agreement of the Fund and the General Partner, except to the extent that (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either state or federal law) in the context of the offer or sale of securities.

2.4.   No Material Adverse Change.  Except as may be disclosed in the Memorandum (as supplemented from time to time), or as the Fund or the General Partner may otherwise disclose to you from time to time after the date of this Agreement, (i) there has not been any material adverse change in the capitalization of the Fund or the General Partner, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Fund or General Partner, arising for any reason whatsoever other than in the ordinary course of business and (ii) the Fund and the General Partner have not incurred any material liabilities or obligations, direct or contingent.

2.5.   Absence of Legal or Contractual Conflicts.  The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in: (a) the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Fund or the General Partner pursuant to the terms or provisions of any Contract or Other Agreement; (b) a breach, violation or default under (or the triggering of any termination or acceleration rights under) any of the terms or provisions of the organizational documents of the Fund or General Partner, or of any Contract or Other Agreement to which the Fund or General Partner is a party or by which the Fund, the General Partner or any of their respective properties is bound or affected; or  (c) a violation of any Laws applicable to the business or properties of the Fund or General Partner.

2.6.   Governmental Consents.  No consent, approval, authorization or order of any court or governmental agency or body has been obtained or is required for the performance of this Agreement and the consummation of the transactions contemplated in this Agreement by the Fund or the General Partner, except for any such approvals or
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authorizations disclosed in the Memorandum or which have or in the future will be obtained as required under any applicable state securities laws (“Blue Sky” laws).

2.7.   Pending or Threatened Claims.  Except as may be described in the Memorandum or that has otherwise been disclosed to you in writing, and to the best of the General Partner’s and Fund’s knowledge, there is not pending, threatened or contemplated any actions, suits or proceedings (i) before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body against the Fund, the General Partner, or their respective officers or other principals in their capacities as such, or (ii) as a result of any default in the due performance and observance of any material obligation, term, covenant or condition of any Contract or Other Agreement to which the Fund or General Partner is a party or by which the Fund, the General Partner or any of their respective properties is bound or affected, that might result in any material adverse change in the condition (financial or otherwise), earnings, affairs assets or business or prospects of the Fund or the General Partner.

Section 3. Covenants of the General Partner and the Fund.

The Fund and/or the General Partner, as applicable, covenant with you as follows:

3.1.   Amendment of Memorandum.  Upon the occurrence of any event that would cause the Memorandum, during the Offering, to include an untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein not misleading, the Fund and/or General Partner will promptly notify you of the event and promptly prepare and furnish to you such number of copies as you may request of an amended or supplemented Memorandum that shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

3.2.   Compliance with Securities Laws.  The Fund will cause the sale of the Interests to take place in a manner that will permit reliance upon Regulation D promulgated under the Securities Act and will file the required Form D in a timely fashion.  The Fund will cause its counsel to file on its behalf such notices and consents to service of process as are necessary to conduct the Offering under the securities or Blue Sky laws of states in which the Fund is offered.

3.3.   Reports and Other Information.  The Fund will, as long as any Interests may remain outstanding, furnish directly to you, upon request, one copy of each report furnished to Selling Agent Investors.

3.4    Limited Liability and Fund Status.  The Fund will take all steps necessary to preserve, to the extent possible, the limited liability of the Selling Agent Investors and the Fund’s status as a limited partnership.

3.5            Notification of Changes.  The General Partner and/or the Fund will notify you promptly of any material change to any of the representations, warranties, covenants

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or agreements of the Fund or the General Partner contained herein during the term of this Agreement.

3.6            General Covenants.    The General Partner covenants that it will at all times be in compliance with all Laws (as defined above) the non-compliance with which will result in a material adverse effect on the General Partner’s business, financial conditions or operations.  The General Partner covenants that it will manage the Fund’s business in accordance with the terms of the Memorandum.  The General Partner shall inform the Selling Agent of the initiation of any investigation, claim or inquiry of any governmental or self-regulatory organization related to the Fund, the General Partner or their affiliates, or of any lawsuit of any party against the Fund, the General Partner or their affiliates, promptly upon the General Partner having notice of such a matter. The term “affiliate” shall mean the broadest definition of affiliate contained in federal or state securities laws.

3.7           Confidentiality.  Except as required by applicable Laws or legal process or pursuant to any legal, regulatory or self-regulatory requests for information or documents, the General Partner and the Fund agree to comply with all applicable Laws relating to the privacy of personal financial information of Suitable Investors and Selling Agents Investors under this Agreement (e.g., as imposed by the Gramm-Leach-Bliley Act of 1999 and enforced by various federal regulatory agencies, or under applicable state personal financial privacy regulations).

Section 4. Representations and Warranties of the Selling Agent.

You hereby represent, warrant and agree with the Fund and the General Partner for their benefit that:

    4.1.   Entity Power and Authority.  You have been duly organized and validly existing as an entity under the laws of your state of organization, with all requisite power and authority to conduct your business and to perform the obligations contemplated herein.

4.2.   Due Authorization and Enforceability of This Agreement.  This Agreement has been duly and validly authorized, executed and delivered by you or on your behalf and constitutes your valid, binding and enforceable agreement, except to the extent that (i) the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either state or federal law) in the context of the offer or sale of securities.

4.3.   Absence of Legal or Contractual Conflicts.  Your execution and delivery of this Agreement, and the performance of your obligations hereunder, will not result in a violation of, be in conflict with or constitute a default under any agreement or instrument to which you are a party or by which you or your properties are bound, or any

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judgment, decree, order or, to your knowledge, any statute, rule or regulation applicable to you.  Except as it has otherwise been disclosed to the Fund, there are no actions, suits or proceedings pending or, to your knowledge, threatened against or affecting you or your officers or directors in their capacity as such, before or by any court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect you or your business, properties, business prospects, condition (financial or otherwise) or results of operations taken as a whole.

4.4.   Broker-Dealer and Other Qualifications.  You are (and will continue to be at all times during the term of this Agreement) registered as a broker-dealer in good standing with the SEC and a member in good standing of FINRA and agree to abide by the Rules of Fair Practice of such association.  You are properly registered or licensed in good standing as a broker or dealer under applicable laws and regulations, including applicable state “Blue Sky” laws.  You, your affiliates, and your or their officers and directors (or any other person serving in a similar capacity) have not taken or failed to take any act, and are not subject to any order or proceedings, that would make unavailable any limited offering exemption from registration or qualification requirements of state securities laws.  You are, and at each Investment Date will be, duly licensed or qualified to do business and in good standing as a foreign business enterprise in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified does or will not have a material adverse effect on the business or operations of you or the Fund.

4.5.   Statutory Disqualifications.  You hereby represent that you are not in violation of any “Bad Boy” provisions of any state, and no other issuer of privately placed securities has declined or refused to accept the you as a selling agent of such issuer's securities in connection with any conviction, order, judgment or decree.  Specifically, that you (i) within the last five years, have not filed a registration statement that is subject to a currently effective registration stop order entered by any state securities administrator or the SEC, (ii) within the last five years, have not been convicted of any criminal offense in connection with the offer, purchase or sale of any security, or involving fraud or deceit, (iii) are not currently subject to any state or federal administrative enforcement order or judgment, entered within the last five years, finding fraud or deceit in connection with the purchase or sale of any security, or (iv) are not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, temporarily, preliminarily or permanently restraining or enjoining you from engaging in or continuing to engage in any conduct or practice involving fraud or deceit in connection with the purchase or sale of any security.

Section 5. Covenants of the Selling Agent.

You covenant with the Fund as follows:

5.1           Conduct of Solicitation.  You or a person acting on your behalf will cause each Suitable Investor to complete and execute subscription documents in order to

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enable the Fund to determine whether such person is qualified to acquire Interests.  You will not execute any subscription documents for any person and will not invest in the Interests through any person’s discretionary trading account without the written approval of such person.  You will abide by, and take reasonable precautions to insure compliance with, all provisions contained in the Memorandum and this Agreement regulating the terms and manner of conducting the Offering.  You further agree to the following; (i) you will use no materials except the Memorandum and other documents approved in writing by General Partner, (ii) you will not make any representations to prospective investors not set forth in the Memorandum, and (iii) you will inform all Suitable Investors of all pertinent facts relating to the Fund risks, liquidity and marketability of their investment as set forth in the Memorandum.

5.2           Compliance with Federal and State Securities Laws and Other Applicable Laws.  With respect to all persons solicited by you under this Agreement, you will comply with all applicable laws of the jurisdiction in which any offer or sale is made.  You will offer the Interests in a private manner in compliance with all applicable requirements of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D.  You and any person acting on your behalf will make offers of the Interests only to persons whom you and your employees have reasonable grounds to believe and do believe (i) have such knowledge and experience in business and financial matters (either alone or together with a purchaser representative) that they are capable of evaluating the merits and risks of the prospective investment and of protecting their own interests in connection with the transaction and (ii) meet the investor suitability requirements contained in the Memorandum.  You and any person acting on your behalf will cooperate with the Fund so that the Interests are sold only to “accredited investors” as such term is defined in Rule 501 of Regulation D and you employees will exercise reasonable care to ensure that a purchaser is not an underwriter within the meaning of Section 2(11) of the Securities Act.  You will comply with all applicable requirements of any “Blue Sky” laws or rules or regulations promulgated by states thereunder and will not offer or sell any of the Interests except in compliance with such laws, or as preempted under Section 18(b)(4)(D) of the Securities Act, added by the National Securities Markets Improvement Act of 1996.  With respect to any state that limits the number of offers and sales that may be made, you shall limit the number of offers and sales of Interests as the Fund or the General Partner may advise you from time to time.

5.3           Confidentiality.  Except as required by applicable Laws or legal process or pursuant to any legal, regulatory or self-regulatory requests for information or documents, you agree to comply with all applicable Laws relating to the privacy of personal financial information of Suitable Investors and Selling Agents Investors under this Agreement (e.g., Regulation S-P, other applicable regulations imposed by the Gramm-Leach-Bliley Act of 1999 and enforced by various federal regulatory agencies, or applicable state personal financial privacy regulations). You will obtain each Selling Agent Investor’s prior written consent to have statements, reports and other documentation on their Interests in the Fund submitted to you.

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5.4           Notification of Changes.  You will notify the Fund promptly of any change having or which is likely to have a material adverse effect relating to any of your representations, warranties, covenants or agreements contained herein that occurs at any time during the term of this Agreement.

5.5           Anti-Money Laundering (AML).  You hereby certify that: (i) you are required to establish an anti-money laundering program, which satisfies the requirements of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) (ii) you have developed, implemented, and will maintain such an anti-money laundering program, including a customer identification program consistent with the rules under sec. 326 of the USA Patriot Act, and will comply with all applicable laws and regulations designed to guard against money laundering activities set out in such program (iii) you will cooperate with the General Partner and deliver information reasonably requested by the General Partner concerning Selling Agent Investors as necessary for the General Partner or the Fund to comply with the USA Patriot Act or any applicable federal and regulatory obligations; and (iv) you will notify the General Partner, in writing, if it is found, by its Compliance Officer, independent anti-money laundering auditor, or any Federal, state, or self-regulatory agencies, to be in violation of the USA Patriot Act or any applicable federal and regulatory obligations, or your anti-money laundering program. You further represent that the covenants and certifications of this Section 5.5 will apply equally with respect to each Selling Agent Investor found and referred to the Fund pursuant to this Agreement, whether directly referred to the Fund by you or indirectly referred to the Fund by you through an affiliated registered investment adviser, or a non-affiliated registered investment adviser with which a registered representative of yours is an associated person.

5.6           Recordkeeping and Business Continuity.  You will maintain copies of all records relating to Selling Agent Investors including, but not limited to, copies of subscription documents, AML documentation and all Know Your Client (KYC) records.  In the event that the General Partner or Fund experiences a business disruption and/or loss of records, you also agree to assist the General Partner and the Fund in servicing Selling Agent Investors during the disruption, and in the duplication of records.

Section 6. Indemnification.

    6.1.   By the Fund.  The Fund agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which you or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon facts which would constitute a breach by the Fund of any warranty, representation, covenant or agreement in this Agreement.

6.2.   By the Selling Agent.  You will indemnify and hold harmless the Fund and the General Partner and each other person who controls the Fund or the General Partner within the meaning of the Securities Act, against any losses, claims, damages or

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liabilities, joint or several, to which the Fund, the General Partner or such other controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon facts which would constitute a breach by you of any warranty, representation, covenant or agreement in this Agreement.

6.3.   Notification.  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Section 7. Termination of This Agreement.

7.1           Termination.  This Agreement shall terminate upon written notice by the General Partner, the Fund or the Selling Agent, provided that any Fees earned through the date of termination shall be paid promptly following the date of termination (unless such payment violates any applicable law).  Subsequent to termination of this Agreement: (i) the Selling Agent’s obligation to perform the Investor Relations Services described in Section 1.2 hereof shall survive such termination of this Agreement for so long as any Selling Agent Investor remains a limited partner of the Fund; and (ii) the obligation of the Fund and/or General Partner, as applicable, to pay Fees shall survive termination and the Selling Agent will continue to be paid Fees with respect to each Selling Agent Investor that remains a limited partner of the Fund, but only if (a) the termination is not based on the Selling Agent’s breach of its obligations under this Agreement and (b) there is no entry of any order or decree by any court or self regulatory body effectively prohibiting or enjoining the payment of Fees to the Selling Agent for the performance of its obligations under this Agreement.

7.2.   Liability of Parties.  All representations, warranties and indemnification agreements contained in this Agreement shall remain operative and in full force and effect to the extent applicable, regardless of any termination pursuant to Section 7.1, and shall survive the final Investment Date, as shall all restrictions concerning the confidentiality of client and Fund-related information set forth in Section 5.5 hereof.

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

Section 8. Miscellaneous Provisions.

8.1.    Notices.  All notices provided for by this Agreement shall be made in writing to the parties thereunto entitled either (i) by personal or in-hand delivery of the notice or (ii) by e-mail with electronic confirmation of delivery or (iii) by United States mail (certified or registered mail, return receipt requested) or overnight courier delivery (with authorized signature required upon delivery) of the notice to the address as stated above for you, or as stated in the Memorandum for the Fund or the General Partner (or at such other address as may have been designated by written notice).  The notice shall be deemed to have been received:  (a) if by personal or in-hand delivery, on the date of its actual receipt by the party entitled thereto; (b) by e-mail, on the date the e-mail was sent; (c) if by United States mail, two (2) days after the date of deposit in the United States mail; or (d) if by overnight courier delivery, one (1) day after the date of deposit with the courier service.

8.2.    Parties.  This Agreement shall inure to the benefit of and be binding upon you, the Fund, the General Partner and each of your, the Fund’s and the General Partner’s respective successors and legal representatives.  Except as otherwise set forth in this Section, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained.  No purchaser of Interests will be deemed a successor because of such purchase.  You may not assign any benefit nor delegate any duty under this Agreement without the prior written consent of the General Partner.

8.3.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflicts of laws provisions.

8.4.    Arbitration. The parties waive their right to seek remedies in court, including the right to jury trial.  Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Sections 3.7 and 5.5 hereof), or regarding the interpretation thereof, shall be resolved exclusively by arbitration conducted in the state of California and the city of San Diego in accordance with the rules of JAMS/The Resolution Experts (“JAMS”) applying the laws of California.  Other than as stated below with respect to a breach of Sections 3.7 and 5.5 hereof, disputes shall not be resolved in any other forum or venue.  The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving disputes regarding the securities business, that discovery shall not be permitted except as required by the rules of JAMS, that the arbitration award shall not include factual findings or conclusions of law and that no punitive damages shall be awarded.  The parties understand that any party’s right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited.  Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction.  The parties agree that money damages would be an inadequate remedy for a breach of Sections 3.7 or 5.5 hereof and in the event of a breach or threatened breach of Sections 3.7 or 5.5 hereof, the parties or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply for specific performance and/or injunctive or other relief in

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

order to enforce, or prevent any violations of, such provisions, without posting a bond or other security.

8.5.    Multiple Counterparts.  This Agreement may be executed in a number of identical counterparts, each of which shall be deemed to be an original, but all of which constitute, collectively, one and the same Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

8.6.    Modification or Amendment.  This Agreement may not be modified or amended except by written agreement executed by the parties hereto.

8.7.    Other Instruments.  The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

8.8.    Validity.  Should any portion of this Agreement be declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder of this Agreement.

8.9.    Captions.  The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

8.10.   Entire Agreement.  This Agreement contains the entire understanding between the parties and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

8.11.    Facsimile.  Any facsimile signature of this Agreement or any other document by any person or entity relating to this Agreement will constitute the legal, valid, and binding execution of this Agreement or such other document by such person or entity.

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

If the foregoing is in accordance with our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among you and the Fund in accordance with its terms.

Very truly yours,

APM - Eckhardt Futures Fund, L.P. By: its General Partner, Altegris Portfolio Management, Inc.

By:

Name:

Title:

ALTEGRIS PORTFOLIO MANAGEMENT, INC.

By:

Name:

Title:

By:

Name:

Title:

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

Exhibit A

In consideration of the Selling Agent and its employees performing the obligations under this Agreement, and within 30 days after receipt by the Fund or the General Partner, the Selling Agent shall be paid the following compensation:

[Redacted]

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

Exhibit B

Anti-Money Laundering

1.
The Selling Agent has established and implemented policies, procedures and internal controls reasonably designed to achieve compliance with the USA Patriot Act and the U.S. Bank Secrecy Act the (BSA) and applicable regulations adopted to implement the provisions of such laws, including policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the BSA, including:

a.	Customer identification program (CIP), including identification and verification of the identity of any person seeking to open a client account, to the extent reasonably practicable

b.
The identification of, and execution of enhanced due diligence on, any unusual or suspicious activity or “red flags”, including but not limited to unusual or suspicious account activity, unusual concern, hesitancy or avoidance in complying with the Selling Agent’s AML procures, questionable background including when the customer is from, or has accounts in, a country identified as a non-cooperative country or territory by the FATF.

c.	Maintaining records of the information used to verify a person’s identity, including name, address and other identifying information

d.
Consulting lists maintained by the U.S. Government of sanctioned individuals or organizations known or suspected to be associated with drug-trafficking, terrorism and other illegal activities, in order to determine whether persons seeking to open client accounts appear on any such list

e.	Designating the individual or individuals to be responsible for implementing and monitoring those policies, procedures and internal controls

f.	Provide for testing of those policies, procedures and internal control by independent personnel or by a qualified outside party.

2.
To best of its knowledge, the Selling Agent’s AML program is compliant with all anti-money laundering laws and regulations applicable to the Selling Agent based upon the location and scope of its current business operations.

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

3.
The Selling Agent complies with all “Know Your Customer” requirements of applicable self-regulatory organizations, as well as the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) list of specially designated nationals, blocked persons and sanctioned governments.

4.	The Selling Agent will adhere to the policies and procedures in its AML program, and will notify the General Partner if we are no longer able to abide by such policies or procedures.

5.	The Selling Agent agrees to provide information and records related to its anti-money laundering policies, procedures and controls and it’s compliance with such procedures.

6.
The Selling Agent will notify the General Partner if you suspect any unusual, suspicious, illegal activity or “red flags” associated with a Selling Agent Investor, or if it cannot form a reasonable belief as to the true identity of an introduced investor (or any beneficial owner thereof), and file a suspicious activity report with appropriate regulatory authorities if in the General Partner’s sole discretion it determines that suspicious circumstances warrant such a filing.

7.
The Selling Agent will take every measure possible to ensure the subscription moneys paid to the Fund by Selling Agent Investors have been paid from accounts of which such Selling Agent Investors are the beneficial owners, are not from a bank with no physical place of business (commonly referred to as a shell bank) and such subscription moneys are not from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force (“FATF”).

8.
The Selling Agent will not, to the best of your knowledge and belief, after due inquiry of each Selling Agent Investor, including beneficial owners of entities, introduce Selling Agent Investors that are Prohibited Investors as outlined in Exhibit H of the Fund’s subscription documents. Prohibited Investors include Senior Political Figures, shell banks, specifically designated national and blocked persons as identified on the list maintained by the Office of Foreign Assets Control, entities organized or chartered under the laws of, a jurisdiction that has been identified by the US Treasury Department's Financial Crimes Enforcement Network (FinCen) under Section 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns.

9.
The Selling Agent will re-certify annually to the General Partner that it has implemented an AML program and will perform (or its agent will perform) the specified requirements of the Selling Agent’s CIP and AML policies.

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.

10.
The Selling Agent represents that it is a financial institution regulated by a Federal Functional Regulator (as defined in 103.120(a)(2) of the BSA). The Selling Agent acknowledges and understands that the General Partner will rely on such representations and warranties in connection with its compliance with the USA Patriot Act and The BSA.  The Selling Agent agrees to notify the General Partner promptly if any of the above representations and warranties ever ceases to be true and correct in any respect.

11.
If the Selling Agent has engaged the services of another financial institution in connection with fulfilling its duties and obligations which are the subject of its representations and warranties set forth herein, the Selling Agent hereby represents and warrants that it has obtained adequate assurances from such financial institution that enable it to make such representations and warranties.

Selling Agency Agreement _____________/APM - Eckhardt Futures Fund, L.P.